Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Lawrence Williams, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Gateway Certifications, Inc. (the “Company”) on Form 10-KSB/A for the fiscal year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-KSB/A fairly presents in all material respects the financial condition and results of operations of the Company.

Dated: May 19, 2008	/s/ Lawrence Williams, Jr.
	Name:	Lawrence Williams, Jr.
	Title:	Chief Executive Officer and Chief Financial Officer